U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HARROW HEALTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-0567010
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

102 Woodmont Blvd., Suite 610 Nashville, Tennessee	37205
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
8.625% Senior Notes due 2026	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-239669

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 8.625% Senior Notes due 2026 (the “Senior Notes”) of Harrow Health, Inc. (the “Company”). For a description of the Senior Notes, reference is made to (i) the information under the heading “Description of the Debt Securities” in the Company’s shelf registration statement on Form S-3 (Registration No. 333-239669) initially filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2020, and declared effective by the Commission on July 13, 2020, and (ii) the information under the heading “Description of the Notes” included in the Prospectus Supplement with respect to the Senior Notes, filed with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act of 1933, as amended, on April 16, 2021, which information is incorporated herein by reference.

Item 2. Exhibits.

4.1

Indenture, dated as of April 20, 2021, by and between the Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 20, 2021 and incorporated herein by reference).

4.2

First Supplemental Indenture, dated as of April 20, 2021, by and between the Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 20, 2021 and incorporated herein by reference).

4.3	Form of 8.625% Senior Note due 2026 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

HARROW HEALTH, INC.

By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer

Dated: April 20, 2021